UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 18, 2011

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

On January 18, 2011 NutraCea issued a press release announcing that it has reached a settlement with the U.S. Securities and Exchange Commission (the “SEC”) resolving issues raised in the previously-reported SEC investigation of NutraCea without admitting or denying the allegations in the SEC’s complaint.  The settlement relates to allegations of violations of Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a), 13(b)(2)(A) and13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 10b-5, 12b-20, 13a-1 and 13a-13 thereunder.  No monetary or regulatory penalties were assessed against NutraCea under the settlement.

The SEC’s complaint filed on January 13, 2011 in the U.S. District Court for the District of Arizona against NutraCea and five former employers, including Bradley Edson, NutraCea’s former chief executive officer, alleged that NutraCea engaged in disclosure and accounting practices that violated certain federal securities laws and SEC rules, including the antifraud provisions, by booking false sales and engaging in improper revenue recoginition practices resulting in overstated revenue from product sales in connection with transactions in 2007.

Under the terms of the settlement, the Company consented to entry of a permanent injunction against future violations of Section 17(a) of the Securities Act of 1933 and Sections 10(b), 13(a), 13(b)(2)(A) and13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 10b-5, 12b-20, 13a-1 and 13a-13 thereunder.

A copy of the press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press Release dated January 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: January 18, 2011	By:	/s/ Jerry Dale Belt

Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)